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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Interactive Health, Inc. on Form S-1 of our report dated February 4, 2003, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 4, 2003 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
April 28, 2004 Los Angeles, California

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  Exhibit 23.2